Exhibit 24
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints:
Section 16 Filings
Each of Ryan Schaffer, Chief Legal & Development Officer of the Company, Patrick Fagan, Vice President, Controller of the Company, as the undersigned’s true and lawful attorney-in-fact to:
1)execute for and on behalf of the undersigned, in the undersigned's capacity as officer and/or director of Bob’s Discount Furniture, Inc. (the “Company”), Forms 3, 4, 5 and any Schedules 13D or 13G in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
2)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
3)take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.
General Powers
The undersigned hereby grants to the above named attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
I understand that the Company will retain this document and furnish it to the SEC or its staff, upon their request.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 13, 2025.

/s/ Scott Williams
Name: Scott Williams